Exhibit 99.1

Immunovant Announces IMVT-1402, a Next Generation Anti-FcRn

•	In animal studies, deep IgG lowering similar to batoclimab with no or minimal impact on albumin and low-density lipoprotein (LDL) was observed.

•	Plan to submit IND and initiate Phase 1 study in early 2023 with initial data expected in mid-2023.

•	Previously announced programs for lead asset batoclimab continue at full speed.

•	Two asset anti-FcRn franchise offers multiple potential development and commercial synergies, with composition of matter patent protection expected for IMVT-1402 through at least 2042.

NEW YORK, September 28, 2022 – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage biopharmaceutical company committed to enabling normal lives for people with autoimmune diseases, today announced a new anti-FcRn, IMVT-1402, at Roivant’s Investor Day at 11:00 am on September 28, 2022. The presentation can be accessed at the Investor Relations section of the Company’s website, located at www.immunovant.com.

“We are excited to unveil IMVT-1402, which has a combination of features that we believe could make a significant impact in the lives of people with autoimmune diseases,” said Pete Salzmann, M.D., Chief Executive Officer at Immunovant. “As with batoclimab, IMVT-1402 may offer deep, potentially best-in-class IgG reduction formulated for the same simple subcutaneous route of administration delivered in a matter of seconds. Additionally, IMVT-1402 has been observed to have minimal or no impact on levels of albumin and LDL in animal studies. With these encouraging preclinical results, we are pursuing an accelerated development plan to bring IMVT-1402 to the clinic, with a Phase 1 study planned to start in early 2023 contingent on IND clearance. Importantly, our cash runway guidance into calendar year 2025 remains unchanged, as expected Phase 1 development costs for IMVT-1402, have been included,” Dr. Salzmann added.

The combined franchise of batoclimab and IMVT-1402 may enable multiple paths to enhanced value creation for Immunovant. From a development perspective, proprietary patient level data from batoclimab complements the general strength of IgG as a biomarker, and these data together may allow us to accelerate the development of IMVT 1402 from our planned Phase 1 trial directly to planned pivotal studies.  IMVT-1402 may also create an expanded opportunity for Immunovant in therapeutic areas such as Rheumatology, Hematology, and others, where chronic, maximal IgG reduction may be required to deliver the most robust clinical efficacy. From a commercial standpoint, if approved, the two-asset franchise may offer a range of synergies in addition to faster cash flow from batoclimab’s potential launches.  IMVT-1402 is also expected to have composition of matter patent protection through at least 2042, assuming issuance of the pending patent.

Immunovant’s previously announced programs studying batoclimab in Myasthenia Gravis, Thyroid Eye Disease, Chronic Inflammatory Demyelinating Polyneuropathy and Graves’ Disease continue at full speed.  The trial design and lead asset for Warm Autoimmune Hemolytic Anemia will be determined based on an expected engagement with the FDA in calendar year 2022.

About Immunovant, Inc.
Immunovant, Inc. is a clinical-stage biopharmaceutical company dedicated to enabling normal lives for people with autoimmune diseases. As a leader in FcRn inhibitor technology, the Company is boldly developing innovative therapies for a range of debilitating autoimmune diseases with significant unmet patient needs. For additional information on the Company, please visit www.immunovant.com.

Forward Looking Statement
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as “can,” “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” “intend,” and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include Immunovant’s plan to complete a toxicology study in IMVT-1402 for a planned IND filing in early calendar year 2023 and to start a Phase 1 study in IMVT-1402 in the first quarter of calendar year 2023 with initial results expected in the middle of calendar year 2023, Immunovant’s plan to initiate a Phase 2b clinical trial for batoclimab in Chronic Inflammatory Demyelinating Polyneuropathy in the second half of calendar year 2022 with initial results from open-label period 1 expected in the first half of calendar year 2024; Immunovant’s plan to initiate a Phase 2 clinical trial for batoclimab in Graves’ Disease in early 2023 with initial results expected in the second half of calendar year 2023; Immunovant’s plan to report topline data from its Phase 3 trial for batoclimab in Myasthenia Gravis in the second half of calendar year 2024; Immunovant’s plan to initiate two Phase 3 clinical trials for batoclimab in Thyroid Eye Disease in the second half of calendar year 2022 with expected topline data readouts in the first half of calendar year 2025; Immunovant’s plan to finalize its trial design and compound selection in Warm Autoimmune Hemolytic Anemia following expected interactions with FDA in calendar year 2022; Immunovant’s plan to develop batoclimab and IMVT-1402 across a broad range of autoimmune indications; expectations with respect to the safety and monitoring plan and size of the safety database for these planned clinical trials; the timing of discussions with regulatory agencies; the size and growth of the potential markets for Immunovant’s product candidates and indication selections; Immunovant’s plan to explore in subsequent study periods follow-on treatment with alternative dosing regimens; Immunovant’s expectations regarding patient enrollment, timing, the design and results of clinical trials of its product candidates and indication selections; Immunovant’s beliefs regarding its cash runway, and the potential benefits of batoclimab’s and IMVT-1402’s unique product attributes; and expectations regarding the issuance of any pending patents. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; results of animal studies may not be predictive of results in humans; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidate, including the timing of the commencement of additional clinical trials and resumption of current trials; Immunovant’s scientific approach, clinical trial design, indication selection and general development progress; future clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s pending composition of matter patent for IMVT-1402 may not be issued; Immunovant’s product candidate may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of the ongoing COVID-19 pandemic, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval and commercialization of batoclimab and IMVT-1402; Immunovant is at an early stage in development of for IMVT-1402 and in various stages of clinical development for batoclimab; and Immunovant will require additional capital to fund its operations and advance batoclimab and IMVT-1402 through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s most recent Annual Report on Form 10-K, its Form 10-Q filed with the SEC on August 5, 2022, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:
Chau Cheng, PhD, MBA
VP Investor Relations
Immunovant, Inc.
info@immunovant.com